UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2019

CROWN HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

770 Township Line Road

Yardley, Pennsylvania 19067

(215) 698-5100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock $5.00 Par Value	CCK	New York Stock Exchange
7 3/8% Debentures Due 2026	CCK26	New York Stock Exchange
7 1/2% Debentures Due 2096	CCK96	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

The information provided in Item 2.03 below is hereby incorporated herein by reference.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On October 31, 2019, Crown Holdings, Inc. (the “Company”) completed its note offering of €550,000,000 aggregate principal amount of 0.750% senior unsecured notes due 2023 (the “Offering”). In connection with the Offering, Crown European Holdings S.A., a wholly-owned subsidiary of the Company (the “Issuer”), issued €550,000,000 aggregate principal amount of 0.750% senior unsecured notes due 2023 (the “Notes”).

The Notes will mature on February 15, 2023 and will accrue interest at a rate of 0.750% per year. Interest on the Notes will be payable semi-annually on February 15 and August 15 of each year, beginning on August 15, 2020. The Issuer may redeem some or all of the Notes at any time prior to January 15, 2023 by paying 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, and a make-whole premium.

The Notes were sold in a private placement and resold by the initial purchasers to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons pursuant to Regulation S of the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The net proceeds from the Offering, together with cash on hand, will be used to pay down a portion of the outstanding Euro Term B Facility under the Company’s credit agreement and to pay related fees and expenses.

If the Issuer or the Company experiences a change of control repurchase event, the Issuer may be required to offer to purchase the Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

The Notes are senior obligations of the Issuer. The Notes will be unconditionally guaranteed on a senior basis by the Company and, subject to applicable law and exceptions, certain of the Company’s current and future subsidiaries organized under the laws of the United States, Canada, England, France, Germany, Luxembourg, Mexico, the Netherlands, Spain and Switzerland that are obligors under the Company’s senior secured credit facilities or that guarantees or otherwise becomes liable with respect to any other indebtedness of the Company, the Issuer or another guarantor, and subject to applicable law and exceptions, each of the Issuer’s subsidiaries that guarantees or otherwise becomes liable with respect to any indebtedness of the Company, the Issuer or another guarantor or is otherwise an obligor under the Company’s senior secured credit facilities.

The Notes have been issued under an indenture with U.S. Bank National Association as trustee. The indenture governing the Notes contain covenants that will limit the ability of the Company and the ability of its subsidiaries (including the Issuers) to, among other things, create liens, engage in sale and leaseback transactions or merge or consolidate with or into other companies. If an event of default, as specified in the indentures governing the Notes, shall occur and be continuing, either the trustee or the holders of a specified percentage of the Notes may accelerate the maturity of all the Notes. The covenants, events of default and acceleration rights described in this paragraph are subject to important exceptions and qualifications, which are described in the indenture filed herewith.

The description set forth above is qualified in its entirety by the indenture governing the Notes filed herewith as Exhibit 4.1.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all other information in this Form 8-K consists of forward-looking statements. These forward-looking statements involve a number of risks, uncertainties and other factors which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Other important factors that could cause the statements made in this Form 8-K or the actual results of operations or financial condition of the Company to differ are discussed under the caption “Forward Looking Statements” in the Company’s Form 10-K Annual Report for the year ended December 31, 2018 and in subsequent filings made prior to or after the date hereof.

The Company does not intend to review or revise any particular forward-looking statement in light of future events.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description

Exhibit 4.1

Indenture, dated as of October 31, 2019, among the Issuer, the Company, the other guarantors party thereto, BNP Paribas, as representative of the several initial purchases party thereto, U.S. Bank National Association, as Trustee, Elavon Financial Services DAC, as paying agent, registrar and transfer agent, relating to the €550,000,000 0.750% senior unsecured notes due 2023.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2019

CROWN HOLDINGS, INC.

By:	/s/ David A. Beaver
Name:	David A. Beaver
Title:	Vice President and Corporate Controller